Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 29, 2026, relating to the financial statements and financial highlights of Cambria ETF Trust comprising Cambria Shareholder Yield ETF, Cambria Foreign Shareholder Yield ETF, Cambria Emerging Shareholder Yield ETF, Cambria Global Value ETF, Cambria Global Momentum ETF, Cambria Value and Momentum Hedged Equity ETF (formerly, Cambria Value and Momentum ETF), Cambria Global Asset Allocation ETF, Cambria Tail Risk ETF, Cambria Trinity ETF, Cambria Global Real Estate ETF, Cambria Micro and SmallCap Shareholder Yield ETF, Cambria Tactical Yield ETF, Cambria LargeCap Shareholder Yield ETF, and Cambria Fixed Income Trend ETF, which are included in Form N-CSR for the year ended April 30, 2026, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Accounting and Legal Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 27, 2026